Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

AND PRINCIPAL FINANCIAL

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF

THE SARBANES-OXLEY ACT OF 2002

In connection with this Quarterly Report of Revolutions Medical Corporation (the “Company”), on Form 10-Q for the quarter ended June 30, 2014, as filed with the U.S. Securities and Exchange Commission on the date hereof, I, Rondald L. Wheet, Principal Executive Officer and Principal Financial Officer of the Company, certify to the best of my knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	Such Quarterly Report on Form 10-10-Q for the quarter ended June 30, 2014, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)

The information contained in such Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 29, 2014	By:	/s/ Rondald L. Wheet
Rondald L. Wheet
Principal Executive Officer and Principal Financial Officer Revolutions Medical Corporation